STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

January 18, 2007

Job Number	Corporation Number	
C20070118-2211	C11391-2004	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Stock Split	20070035571-90	January 18, 2007 02:27:30 PM

Corporation Name	Resident Agent
HEALTHCARE PROVIDERS DIRECT, INC.	RESIDENT AGENTS OF NEVADA INC

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20070035571-90
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/18/2007 2:27 PM
	Entity Number C11391-2004

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
Healthcare Providers Direct, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
750,000,000 shares with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
375,000,000 shares with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
The corporation shall issue one (1) share of common stock for every two (2) shares of the common stock issued and outstanding immediately prior to the effective date of the reverse stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
No fractional shares shall be issued.

7. Effective date of filing (optional): 1/24/07
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: ______________________ President
Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.